Kelly Space and Technology, Inc. Distributor Agreement

This agreement made this 22 day of August 2007, Medina Marine, Inc. a wholly owned subsidiary of Medina International Holdings, Inc. (a Colorado Corporation) located at 255 S. Leland Norton Way, Suite 6, San Bernardino, CA 92408 ("company," "MMI") and Kelly Space and Technology Inc., a California corporation located at 294 S. Leland Norton Way., Suite 3, San Bernardino, CA 92408 ("KST") (each a "Party", and, together "Parties").

I. Duties, Scope of Agreement and Relationship of the parties.

         1. MMI warrants that it is authorized by Medina International Holdings, Inc. to enter into this agreement per Exhibit A.

         2.  MMI appoints KST as:

                  (a) Exclusive Distributor of the company's boat/watercraft products ("Products") for the United States Department of Defense.

                  (b) Non-Exclusive Distributor for all other customers. However, Non-Exclusive Distributor status will convert to Exclusive Distributor status in accordance with the terms and conditions of this agreement, for a particular customer, upon receipt of a sales order from the same.

         3. KST agrees to consult with the Company during the term of this agreement. All parties understand that KST has many other business interest and will devote as much time as in its discretion as necessary to perform its duties under this agreement. In addition, company understands that KST's efforts on behalf of its other interests are the sole and separate property of KST.

         4. The services rendered by KST to the company pursuant to this agreement shall be as an independent contractor, and this agreement does not make KST the employee or legal representative of the company for any purpose whatsoever, including without limitation, participation in any benefits or privileges given or extended by the Company to its employees. No right or authority is granted to KST to assume or to create any obligation or responsibility, express or implied, on behalf of the Company, except as may be set forth herein. The company shall not withhold, for the KST, any federal or state taxes, if applicable, from the amounts to be paid to KST here under and KST agrees that he will pay all taxes, if applicable, due on such amounts.

II. Sales

1. Medina Marine, Inc. will sell its standard Products (12', 15', and 21' watercrafts) and non-standard custom-made Products to KST in accordance with this agreement.

2. KST will inform the company of any sale orders in writing. KST will inform the company of any requests or other issues concerning the sales of the company products in writing. KST will inform the company of any progress of the sales, payment, or any other type of transactions relating to the sale of the company products from initiation to delivery in writing.

3. Medina Marine, Inc. will sell its products to KST in accordance with the Pricing Schedule in Exhibit B.

              Following to be inserted in Exhibit B--Exhibit B to contain Product prices for standard Products and Address ways to price non-standard Products. Exhibit B: The Parties shall come to agreement on any escalation, if any, provided that a request for escalation is supported by documentation evidencing the requirement for a cost increase. Notwithstanding this, Product prices shall not escalate beyond 10% per annum.

4. The manufacturing of the boat will not commence until the initial payment of the boat is disbursed to the company. (See Section III "Payment")

5.   Firm intent of a sale order refers to the following:

     a. A written document from KST to the company for an order of any of the company's products.

6.   Company  will  refer   international   military   customers  to  KST  on  a
     case-by-case   basis  and  comply  with  all  necessary   export  licensing
     regulations regarding sale and export.

III. Payment

1. KST will disburse the payment for the boat(s) according to the following schedule:

     a. 30% of the agreed (between KST and company) sale price will be paid to the company at the time of the boat order.

     b. 30% of the agreed sale price will be paid to the company at the completion of the hull and deck.

     c. 20% of the agreed sale price will be paid to the company at the completion of the assembly of the boat.

     d. The remaining 20% of the agreed sale price will be paid to the company after final customer acceptance.

2. The Parties shall in good faith agree to adjust the payment schedule above to meet customer requirements on a case by case basis if required.

3.   The payment will be transacted by wire transfer only.

4. The manufacturing of the boat will not commence until the initial payment of 20% of the agreed sale price is disbursed to the company.

5. KST and Company shall agree to a production and delivery schedule prior to any specific sales orders and any liquidated damages demanded by customer for delays shall be borne by Company.

IV. Terms

1. This agreement will be effective for a period of five (5) years with an option for KST to renew agreement for an additional five (5) year period subject to the following:

     a. KST purchases one (1) boat from Company within 2 years of the effective date of this Agreement and minimum of one (1) boat each year thereafter.


V. Communication with the customer

1. KST will establish relations with the customer and will deal directly with them with respect to sales.

2. Medina Marine, Inc. will have no direct interference with the customer with respect to sales and marketing to the Department of Defense and other government entities of the United States of America.

3. KST will be responsible to arrange all necessary plans for the customer to visit the company's facility at KST's or the customer's expense.

VI. Marketing

1.       Expenditures

     a. Expenditures for advertisement by KST will be borne at the KST's expense.

     b.   Expenditures for KST's website will be borne by KST.

     c. KST's travel expenditures, such as airline tickets, accommodation, gasoline, and meals will be borne by KST.

     d.   KST's expenditures to attend boat shows will be borne by KST.

2. The company will provide assistance to KST with regards to marketing tools (such as brochures, animations, etc.) in order to assist KST with sales.

3. The company will link its website to KST's website and vice versa if agreed in writing by both parties.

4. The company shall make available a demonstration boat for an end customer. Any reasonable costs, agreed to by the Parties, associated with the demonstration such as transportation and operating expenses shall be borne by KST.

VII. Termination

1.   This agreement may be terminated if:

     a. Either party fails to fulfill any material obligation under this agreement and shall not have cured the breach within 20 days after having received written notice thereof.

2. Termination or expiration of this agreement shall not extinguish any rights of compensation that shall accrue prior to the termination.

VII. Confidential Information

1.   Confidential   Information   shall  be  treated  in  accordance   with  the
     Non-Disclosure Agreement signed between the parties dated 16 August 2007 per Exhibit C.

IX Miscellaneous

1. Expense on Mailing of letters is negligible and will not be considered for reimbursement.

2. Modification: This Agreement may be modified or amended only in writing signed by both the Company and KST.

3. Governing law: The laws of California will govern the validity, construction, and performance of this Agreement. Any legal proceeding related to this Agreement will be brought in an appropriate California court, and both the Company and KST hereby consent to the exclusive jurisdiction of that court for this purpose.

4. Construction: Wherever possible, each provision of this Agreement will be interpreted so that it is valid under the applicable law. If any provision of this Agreement is to any extent invalid under the applicable law; that provision will still be effective to the extent it remains valid. The remainder of this Agreement also will continue to be valid, and the entire Agreement will continue to be valid in other jurisdictions.

5. Waivers: No failure or delay by either the company or KST in exercising any right or remedy under this Agreement will waive any provision of the Agreement, nor will any single or partial exercise by either the company or KST of any right or remedy under this Agreement preclude either of them from otherwise or further exercising these rights or remedies, or any other rights or remedies granted by any law or any related document.

6. Captions: The headings in this Agreement are for convenience only and do not affect this Agreement's interpretation.

7. Entire Agreement: This Agreement supersedes all previous and contemporaneous oral negotiations, commitments, writings, and understandings between the parties concerning the matters in this Agreement.

8. Notices: All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given if delivered personally, by facsimile transmission, by international commercial courier or mailed (first class postage prepaid) to the other Party at the following addresses or facsimile numbers:


In the case of Company, send to:

                  Danny Medina
                  President
                  Medina Marine, Inc.
                  255 S. Leland Norton Way
                  San Bernardino, CA 92408


                  In the case of KST, send to:

                  Jason Lee
                  Director of Operations
                  Kelly Space & Technology, Inc.
                  294 South Leland Norton Way,
                  San Bernardino, CA 92408
                  Tel: 909.382.2010
                  Fax: 909.382.2012


Nothing else is implied or expressed.



---------------------------       -------     -------------------       --------
Michael J. Gallo                                  Danny Medina
President & CEO                                   President
Kelly Space and Technology, Inc.   Date           Medina Marine, Inc.     Date
                                            (a wholly owned subsidiary of
                                            Medina International Holdings, Inc.)


                                               --------------------     --------
                                                  Madhava Rao Mankal
                                                  CFO
                                                  Medina Marine, Inc.     Date
                                            (a wholly owned subsidiary of
                                            Medina International Holdings, Inc.)

                                    EXHIBIT A
             (Medina International Holdings, Inc. Board Resolution)

                     Corporate Resolution- For Certificates

I, Madhava Rao Mankal, do hereby certify that at a meeting of the Board of Directors of Medina International Holdings, Inc., a corporation organized under the State laws of Colorado held on the 21st day of August, 2007 by Circulation, which said meeting no less than two officers or directors were present and voting throughout, the following resolution, upon motions made, seconded and carried, was duly adopted and is now in full force and effect:

Resolved, "That the Officers or any two officers to sign on all documents of Medina Marine, Inc. wholly owned subsidiary of the Medina International Holdings, Inc."

Resolved that " Medina Marine has the sole rights to exercise the Licensing rights of Medina International Holdings, Inc. relating to 12', 15', 21 and Fire Pump license. Also it has rights to manufacture, sell the water crafts and assign distribution license to market the products

OFFICERS:                                   OFFICE HELD:
Daniel Frank Medina                         President
Madhava Rao Mankal                          Chief Financial Officer



In witness whereof, I have hereunto set my hand and seal this 21st day of August, 2007.



SEAL AUTHORIZED SIGNATURES


Secretary: Madhava Rao Mankal   ____________________________

If no seal, certify that there is no seal

                                    EXHIBIT B


I. Cost of the Standard boat/watercraft to Kelly Space & Technology, Inc., as of August 22, 2007.

                  a.  12 foot Standard Rescue/Patrol Jet Boat = $50,000.00
                  b.  15 foot Standard Rescue/Patrol Jet Boat = $70,000.00
                  c.  21 foot Standard Rescue/Patrol Jet Boat = $95,000.00

II. Cost of the Standard boat/watercraft with a Fire Nozzle System installed to Kelly Space & Technology, Inc. as of August 22, 2007.

                  a.  15 foot Standard Fire Rescue Jet Boat = $95,000.00
                  b.  21 foot Standard Fire Rescue Jet Boat = $125,000.00

     2. The Parties shall come to agreement on any escalation, if any, provided that a request for escalation is supported by documentation evidencing the requirement for a cost increase. Notwithstanding this, Product prices shall not escalate beyond 10% per annum.

                                    EXHIBIT C

                         KELLY SPACE & TECHNOLOGY, INC.
                            NON-DISCLOSURE AGREEMENT

                                   NDA No.___


This AGREEMENT, made and entered into on 16 August 2007, between Kelly Space & Technology, Inc. (and its subsidiaries) of San Bernardino, California, and Medina Marine Inc., a wholly owned subsidiary of Medina International Holdings, Inc. of San Bernardino, California.

WITNESS:

         WHEREAS, it is the purpose of this Agreement to enable the Parties to perform the project or program activities hereinafter referred to;

         WHEREAS, both Parties for their mutual benefit, anticipate the possible need to disclose to and receive from the other Party, information associated with the projects or program activities (hereinafter "Program" or "Programs"), which the furnishing Party considers to be proprietary and which relates to technical, programmatic or financial information originated by or otherwise peculiarly within the knowledge of one Party, and currently protected against unrestricted disclosure to others regarding technical, programmatic and financial information (hereinafter "Data");

         WHEREAS, the United States Government (hereinafter "Government") may request information which is the subject hereof;

         NOW THEREFORE, in consideration of the proprietary and confidential nature of the Data being supplied by each Party to the other for the purpose expressed hereinabove, the Parties do hereby mutually agree to maintain confidential and not disclose to third Parties, any such Data received from the other; except in accordance with this Agreement as set forth herein below:

1. MARKING OF INFORMATION.Any information exchanged by the Parties and entitled to protection hereunder shall be identified as such by an appropriate stamp or marking on each document exchanged designating that the information is "Proprietary" and if oral disclosure of such protectable Data is made, such Data shall be so identified at time of disclosure. Within thirty (30) days thereafter a written notice with complete summaries of an oral disclosure desired to be protected, appropriately stamped or marked, shall be delivered to the receiving Party addressed as noted hereafter in this Agreement. Transmittal of documents exchanged shall be evidenced by written notice from the disclosing to the receiving Party.

2.       PROTECTION AND USE.

2.1 The receiving Party shall hold each item of proprietary information so received in confidence for a period of ten (10) years after the expiration of this Agreement. During such period, the receiving Party shall use such information only in connection with the purpose of this Agreement and shall make such information available only to its employees having a "need to know" with respect to said purposes. In connection therewith, the Parties shall advise each such employee of the obligations under this Agreement. Except when authorized in writing by the disclosing Party, the receiving Party shall not otherwise use or disclose such information during the aforesaid period. Said proprietary information may, with the other Party's consent be disclosed by the receiving Party to the cognizant U.S. Government agency in connection with proposals related to the Program; provided, however, any such disclosure shall bear the restrictive legend as applicable of FAR 15.609, Limited Use of Data, or FAR 52.215-1(e), Restriction on Disclosure and Use of Data, in effect on the effective date of Agreement, or a successor provision substantially the same. No Data provided under this Agreement shall be delivered under a contract or otherwise made subject to a contract "rights in data" clause.

2.2 The standard of care for protecting such information, imposed on the Party receiving such information, will be that degree of care the receiving Party uses to prevent disclosure, publication or dissemination of its own proprietary information, providing it uses a reasonable standard of care.

2.3 Neither Party shall be liable for the inadvertent or accidental disclosure of proprietary information if such disclosure occurs despite the exercise of the same degree of reasonable care as such Party normally takes to preserve its own such Data or information.

2.4 Neither Party hereto shall, without the prior written consent of the other, use in whole or in part proprietary information disclosed by the other to manufacture or enable manufacture by third Parties of the disclosing Party's products, products similar thereto, or products derived therefrom. The information disclosed and all copies thereof shall, upon the expiration or termination of this Agreement, be returned to the respective disclosing Party or destroyed and a written certificate of destruction provided to the disclosing Party.

2.5 This Agreement will not preclude either Party from working with others in any connection so long as the obligations described herein are respected.

3. EXCLUSIONS FROM PROTECTION. Information shall not be afforded the protection of this Agreement if, on the effective date hereof, such information is; or it is determined subsequent hereto that such information:

     a. was developed by the receiving Party independently of the disclosing Party; or

     b. was publicly available other than through the fault or negligence of the receiving Party; or

     c. was released without restriction by the disclosing Party to anyone including the United States Government; or

     d. was lawfully known to or obtained by the receiving Party from a source other than the disclosing Party, including the Government, and without breach of this Agreement by the recipient; or

     e.   was disclosed with the written approval of the other Party.

4.       LEGAL ACTIONS

4.1 Should the receiving Party be faced with legal action or a requirement under U.S. Government regulations to disclose information received hereunder, the receiving Party shall forthwith notify the disclosing Party, and upon the request of the latter, the receiving Party shall cooperate in contesting such disclosure. Except in connection with a failure to discharge the responsibilities set forth in the preceding sentence, neither Party shall be liable in any way for any disclosures made pursuant to judicial action or U.S. Government regulations, or for inadvertent disclosure or use, if it shall have notified the disclosing Party and shall have endeavored to prevent any further inadvertent disclosure or use.

4.2 Recognizing the sensitive proprietary nature of the Data exchanged hereunder and the inadequacy of legal remedies in the event of unauthorized release, either Party may request a court of competent jurisdiction to enjoin such unauthorized release and/or distribution of such proprietary Data.

5. NO RIGHTS GRANTED. Nothing in this Agreement shall be construed as granting or conferring any rights on the part of either Party by license or otherwise, expressly or implied, to any invention or discovery, or to any patent covering such invention or discovery.

6. WARRANTY. NEITHER PARTY MAKES ANY WARRANTY, GUARANTEE, OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO ANY OF THE PROPRIETARY INFORMATION DISCLOSED HEREUNDER. NEITHER PARTY SHALL BE LIABLE IN DAMAGES, OF WHATEVER KIND, AS A RESULT OF THE OTHER PARTY'S RELIANCE ON OR USE OF THE INFORMATION PROVIDED HEREUNDER.

7. INDEPENDENT CONTRACTOR. Each Party in undertaking its responsibilities hereunder shall be deemed an independent contractor and nothing in this Agreement shall constitute, create, or in any way be interpreted as a joint venture, partnership, or formal business organization of any kind.

8. TRANSMISSION AND CONTROL POINTS. The exclusive points of contact with respect to the transmission and control of information furnished by either Party to the other hereunder shall be as follows:


Kelly Space & Technology, Inc.        Name Medina Marine, Inc.
294 S. Leland Norton Way, Suite 3     Address: 255 S. Leland Norton Way, Suite 6
San Bernardino, CA 92408              San Bernardino, CA 92408

Attn:  Jason Lee                      Attn:    Daniel F. Medina

       Operations Manager             Title:   President


Tel:  (909) 382-5663                  Tel:     (562) 972-5888

Fax:  (909) 382-2012                  Fax:     (909) 522-4230


Either Party may change the above points of contact at any time by providing written notification to the other Party.

9. EXPIRATION/TERMINATION. This Agreement shall expire five (5) years after the effective date, except that it may be terminated earlier by thirty (30) days prior written notification of either Party to the other, or extended by mutual written agreement. The effective date is defined as the day, month and year of the last signatory of this document. The provisions of paragraph 2 above shall survive such expiration or termination. In the event the Parties enter into a definitive contract, the rights and obligations of the Parties shall be governed by that contract.



10. UNITED STATES GOVERNMENT REGULATIONS. The Parties and each Party will assure that their employees will not use or disclose any Proprietary Information or other information furnished hereunder in any manner contrary to the laws and regulations of the United States of America, or any agency thereof, including but not limited to, the Export Administration Regulations of the U.S. Department of Commerce, the International Traffic in Arms Regulations of the U.S. Department of State, the Economic Espionage Act of 1996 and the Industrial Security Manual for Safeguarding Classified Information of the Department of Defense.

11. APPLICABLE LAW. This Agreement shall be governed, interpreted, and construed in all respects, including substantive and procedural aspects thereof, according to the laws of the State of California, except for those portions of California law applicable to conflicts of law provisions, and that body of law pertaining to the Federal Acquisition Regulation (FAR) as interpreted by the Armed Services Board of Contract Appeals (ASBCA) and the U.S. federal courts.

12. INTEGRATION, MODIFICATION, SEVERABILITY, NON-ASSIGNMENT. This agreement contains the entire understanding between the Parties relative to the subject matter thereof, and supercedes all prior and collateral communications, understandings, and agreements. No modification to any provisions hereof shall be binding unless in writing and signed by authorized representatives of both Parties. If any provision of this Agreement shall be or become unenforceable, the Parties shall endeavor to reform the Agreement appropriately, and if not, then the provision shall be severed and the remainder of the Agreement shall remain in full force and effect. This Agreement is not assignable or transferable without the prior written consent of the other Party, and any such assignment or transfer without such consent is void.

13. CORPORATE AUTHORITY. Each Party hereby represents to the other that it has full corporate power and authority to enter into this Agreement and perform the obligations hereunder; and this Agreement constitutes a valid and legally binding obligation of each Party enforceable in accordance with its terms.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed and in effect on the day and year first written above.

For Kelly Space & Technology, Inc.            Name


Signature:                                    Signature:
          -----------------                              -----------------

Name:     Jason Lee                           Name:  Daniel F. Medina

Title:    Operations Manager                  Title: President


Date:                                         Date: ----------------------
     ---------------------

                                              Name

                                             Signature:

                                             Name:  Madhava Rao Mankal

                                             Title: CFO

                                             Date:
                                                  -----------------------

--------------------------------------------------------------------------------
Kelly Space & Technology, Inc.
294 S. Leland Norton Way
San Bernardino, CA 92408

Tel: (909) 382-2010 - Fax (909) 382-2012